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                                                                     EXHIBIT 5.1
                                                                     -----------
                               PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                        BALTIMORE, MARYLAND 21201-3018          WASHINGTON
                                 410-539-2530                    NEW YORK
                               FAX: 410-539-0489               PHILADELPHIA
                                                                 EASTON
                                                                 LONDON

                               December 9, 1996

Sylvan Learning Systems, Inc.
9135 Guilford Road
Columbia, Maryland 21046

                    Re:  Registration Statement on Form S-3
                         ----------------------------------

Dear Sirs:

     We have acted as counsel to Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (No. 333-16111) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the"Act"). The Registration Statement relates to shares of the Company's Common Stock, par value $.01 per share, having a maximum aggregate offering price of $21,218,000 (the "Shares"), which will be issued by the Company and are being registered for resale by the holders thereof.

     In this capacity, we have examined the Company's Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

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                                                                 PIPER & MARBURY
                                                                      L.L.P.

Sylvan Learning Systems, Inc.

December 9, 1996
Page 2

          Based upon the foregoing, we are of the opinion and advise you that each of the Shares described in the Registration Statement has been duly authorized and, upon issuance thereof as contemplated by the Securities Purchase Agreement dated as of November 1, 1996 by and among JLC Learning Corporation, JLC Holdings, Inc. and Software Systems, Inc. (the "JLC Entities") and the Company, as amended by the First Amendment to the Securities Purchase Agreement by and among the Company and the JLC Entities, will have been validly issued and will be fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the Rules and Regulations of the Commission thereunder.


                                                       Very truly yours,


                                                       /s/PIPER & MARBURY L.L.P.